UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of W. David Wilson
     On May 5, 2008, W. David Wilson, the Senior Vice President and Chief Financial Officer of PolyOne Corporation (the “Company”) informed the Company that he would be retiring from the Company and would be resigning his position as Senior Vice President and Chief Financial Officer effective May 12, 2008. Mr. Wilson will continue at the Company as Senior Vice President.
Appointment of Robert M. Patterson
     On May 5, 2008, the Company’s Board of Directors appointed Robert M. Patterson as Senior Vice President and Chief Financial Officer of the Company, effective as of May 12, 2008 (the “Effective Date”).
     Mr. Patterson previously served as Vice President and Treasurer of Novelis Inc., an aluminum rolled products manufacturer, from 2007 to 2008 and as Vice President, Controller and Chief Accounting Officer of Novelis from 2006 to 2007. Mr. Patterson served as Vice President and Segment Chief Financial Officer, Thermal and Flow Technology Segments of SPX Corporation, a multi-industry manufacturer and developer, from 2005 to 2006 and as Vice President and Chief Financial Officer, Cooling Technologies and Services of SPX from 2004 to 2005. Mr. Patterson served as Vice President and Chief Financial Officer of Marley Cooling Tower Company, a cooling tower manufacturer also of SPX, from 2002 to 2004. Mr. Patterson is 35 years old. There is no arrangement or understanding between Mr. Patterson and any other persons pursuant to which Mr. Patterson was appointed as an officer. Mr. Patterson has no reportable transactions under Item 404(a) of Regulation S-K.
     In connection with Mr. Patterson’s appointment as Senior Vice President and Chief Financial Officer, on May 5, 2008, the Compensation and Governance Committee of the Board of Directors of the Company (the “Committee”) approved the following compensatory arrangements:
•	an initial base salary of $415,000 per year;

•	participation in the Company’s Senior Executive Annual Incentive Plan based on the achievement of performance goals established by the Committee;

•	reimbursement of relocation expenses pursuant to the Company’s relocation policy;

•	reimbursement for expenses of up to $10,000 per year for financial planning and tax preparation; and

•	participation in the Company’s other standard benefit programs, including the long-term incentive plan.

     Mr. Patterson will also receive a grant of 60,000 stock-settled stock appreciation rights (“SARs”) and 40,000 restricted stock units (“RSUs”). The SARs will have a term of seven years and a base price equal to the fair market value of the Company’s shares of common stock on the date of the award. The SARs will vest in 1/3 increments on each of the first three anniversaries of the date of grant. Upon exercise, the SARs will be settled in shares of the Company’s common stock. The RSUs will be settled in shares of the Company’s common stock and will vest on the third anniversary of the date of grant. The Company will enter into its standard award agreements with Mr. Patterson with respect to the SARs and RSUs.
     In addition, if (i) Mr. Patterson’s employment is terminated by the Company without Cause (as defined in the Company’s Amended and Restated Executive Severance Plan), (ii) such termination is not following a change in control of the Company entitling Mr. Patterson to benefits under the Continuity Agreement (as defined below), and (iii) Mr. Patterson agrees to standard non-compete and non-solicitation covenants for a period of two years following the date of termination, Mr. Patterson will be entitled to:
•	two years of salary continuation;

•	a pro-rated annual incentive amount as earned for the year in which the termination of employment occurs; and

•	two years of continuation in the Company’s medical and dental plans.
     Mr. Patterson will also enter into the Company’s standard Management Continuity Agreement (as described below) (the “Continuity Agreement”). Mr. Patterson will also execute the Company’s standard employee agreement, containing certain confidentiality, non-competition and non-solicitation covenants and will agree to be bound by the Company’s Code of Conduct and the Company’s Code of Ethics for senior financial officers.
     Upon the Effective Date, the Company will enter into the Continuity Agreement with Mr. Patterson. The Continuity Agreement provides for a severance payment and other benefits if Mr. Patterson’s employment is terminated by the Company for any reason other than for cause or by Mr. Patterson with good reason within 36 months after a change in control of the Company, as set forth in more detail in the Continuity Agreement, the form of which was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Form of Management Continuity Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (SEC File No. 001-16091)).

Exhibit
Number	Description

99.1	Press Release, dated May 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2008

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Management Continuity Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (SEC File No. 001-16091)).

99.1	Press Release, dated May 6, 2008.